EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 24, 2021, relating to the financial statements of Surmodics, Inc. and the effectiveness of Surmodics, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Surmodics, Inc. for the fiscal year ended September 30, 2021.

/s/	Deloitte & Touche LLP
Minneapolis, Minnesota
February 23, 2022